Exhibit 10.5

[Certain information marked as [ ] has been excluded from Exhibit A to this Exhibit 10.1 because it is both

(i) not material and (ii) the type that the registrant treats as private or confidential.]

AMENDMENT NO. 2 TO VALUATION SERVICES AGREEMENT

WHEREAS, SitusAMC Real Estate Valuation Services, LLC, an Iowa limited liability company (“SitusAMC”) and Nuveen Global Cities REIT, Inc., a Maryland Corporation (“Client”) entered into a valuation services agreement dated December 14, 2017, as amended (the “Agreement”).

WHEREAS, the Agreement was entered into as of December 14, 2017 (“Effective Date”) and has been subject to one-year autorenewals since that date.

In consideration of the mutual promises and obligations set out herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, SitusAMC and Client hereby agree to further amend the Agreement as set forth herein (this “Amendment”).

This Amendment shall be effective as of October 1, 2022 (“Amendment Effective Date”), and updated to delete and replace the existing Exhibit A with the attached Exhibit A of this Amendment, which is hereby added and incorporated into the Agreement and shall constitute an integral part thereof.

Save as otherwise amended by this Amendment, all other terms and provisions set out in the Agreement shall continue to be of full force and effect. In the event of any inconsistency or contradiction between the terms of the Agreement and this Amendment, the terms of this Amendment shall prevail.

Save as otherwise defined in this Amendment, all other defined terms used herein shall have the same meanings and definitions as stated in the Agreement.

This Amendment shall be governed by the same laws, and the parties shall submit to the same jurisdiction and venue, as stated in the Agreement.

This Amendment may be executed in one or more counterparts (including facsimile and pdf counterparts), each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have hereto caused this Amendment to be executed by their duly authorized representatives as of the date set forth above.

SITUSAMC REAL ESTATE VALUATION SERVICES, LLC		NUVEEN GLOBAL CITIES REIT, INC.

By:	/s/ Adriana Boudreaux	By:	/s/ James Sinople

Name:	Adriana Boudreaux	Name:	James Sinople

Title:	Deputy General Counsel	Title:	CFO & Treasurer

EXHIBIT A

FEES

SitusAMC’s fees and expenses as of the Amendment Effective Date are set forth in the below. The parties will annually negotiate changes in fees.

Existing Property Appraisal fees 1

	Summary Report (Annually)*	Limited Scope Report (Quarterly Update)**	Aggregate Annual

Fees	$[ ]	$[ ]	$[ ]

*

Beginning Q4 of 2022, for each additional property-value for the annual, full scope appraisals, there will be a $[ ] fee for each new property being reported (will not apply to investments acquired before 3Q 2022).

**

Beginning Q4 of 2022, for each additional property-value for the quarterly, limited scope appraisals, there will be a $[ ] fee for each new property being reported (will not apply to investments acquired before 3Q 2022).

Existing Debt Valuation (Mortgage Payable) fees 1, 2

	Summary Report (Annually)***	Limited Scope Report (Quarterly Update)***	Aggregate Annual***

Fees	$[ ]	$[ ]	$[ ]

Existing Debt Valuation (Mortgage Receivable) fees 1,2,3

	Summary Report (Annually)***	Limited Scope Report (Quarterly Update)***	Aggregate Annual***

Fees	$[ ]	$[ ]	$[ ]

Existing US Derivatives fees

	Summary Report (Annually)	Limited Scope Report (Quarterly Update)	Aggregate Annual

Fees	$[ ]	$[ ]	$[ ]

Existing European Debt Valuation (Mortgage Payable and Receivable) fees 1, 4

	Summary Report (Annually)***	Limited Scope Report (Quarterly Update)***	Aggregate Annual***

Fees	$[ ]	$[ ]	$[ ]

[1]	Interim (non-recurring) Property Appraisals and Debt Valuations required as a result of a reported material event are subject to [ ]% of Limited Scope Report Fees.
[2]	Professional fees do not apply to debt positions not fair valued (i.e., marked to par).
[3]

Prices are quoted for Debt Valuations done on senior stabilized loans. Subordinated and transitional loans may be priced $[ ] higher per valuation than the quoted prices depending on the complexity of the loan(s) being valued.

[4]	Professional fees do not apply to debt positions not fair valued (i.e. marked to par).

Existing European Derivatives fees

	Summary Report (Annually)	Limited Scope Report (Quarterly Update)	Aggregate Annual

Fees	$[ ]	$[ ]	$[ ]

***

For loans where Client retains the mezzanine loan but sells the senior mortgage, but Client still requires that SitusAMC value the senior mortgage, or vice versa, [ ]% of the whole valuation fee for the loan retained will be charged as a fee for valuing the position sold. Additionally, for related valuations (e.g., whole loan split into multiple tranches, note-on-note financing, etc.) housed in the same report, [ ]% of the whole valuation fee will be charged as a fee for each related valuation, with the initial valuation being charged at the whole valuation fee.

SitusAMC’s professional fee for the PPA appraisals is $[ ] per property for the Initial Term.

Minimum Quarterly Fee: To account for platform costs associated with providing the services (e.g. setup and maintenance of the SitusAMC web-based valuation reporting system, management of the appraisal process, estimated time for communication with the Client), Client agrees to a Minimum Quarterly Fee of $[ ] (an estimated breakpoint of approximately [ ] properties) commencing in the third quarter following the date hereof.

Expenses: The above fees do not include out-of-pocket expenses. With the exception of any lodging or travel expenses that SitusAMC incurs in connection with annual site visits or attendance at Board meetings, pre-approval by the Client or the Advisor will be required.